Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Yunji Inc. of our report dated March 21, 2019 relating to the financial statements, which appears in Yunji Inc.’s Amendment No. 3 to the Registration Statement on Form F-1 (No. 333-230424).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China
August 30, 2019